INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made as of March 4, 2009 by and among Wren, Inc. a Nevada corporation, and Tryant, LLC, a Utah Limited Liability Company (the "Indemnitor").

RECITALS:

WHEREAS, Wren, Inc. and Nextfitness, Inc. entered into a License and Distribution Agreement, of even date herewith (the "License and Distribution Agreement"); and

WHEREAS, in connection with the License and Distribution Agreement, the Indemnitor desires to indemnify the Indemnitee (as herein defined) on the terms set forth herein below.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, payment to Tryant, LLC in the amount of $250,000 of which $12,500 has already been paid along with the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor agrees to be legally bound as follows:

Article I
DEFINITIONS

Section 1.01 Certain Definitions

. The following terms shall have the meanings herein specified throughout this Agreement:

"Agreement"	This Indemnification Agreement, as same may be amended from time to time.
"Contract Documents"	The License and Distribution Agreement and any and all other documents comprising the entire documentation relating to, pertaining to or delivered in connection with, the License and Distribution Agreement.
"Governing Jurisdiction"	The State of Utah.
"Indemnitees"	Wren, Inc., and its officers, directors, managers, managing members, agents, successors and assigns.
"Indemnitor"	As defined in the Preamble to this Agreement.
"Losses"	As defined in Section 4.01 herein.

"Person"	Any natural person, partnership, limited liability company or corporation and any other form of business or legal entity and any governmental or quasi-governmental agency or authority.
"Third Party Claims"	Any claims, liens, encumbrances, adverse interests, executions, levies, actions, demands, injunctions, orders, judgments, actions or proceedings, whether or not seeking costs, damages, penalties or expenses, brought by any Person relating to or in connection with World Trophy.

Section 1.02 Additional Definitions

. All terms of this Agreement which are not defined in Section 1.01 shall have the meanings set forth in this Agreement.

Section 1.03 Captions

. Article and Section captions and headings in this Agreement are for convenience of reference only and in no way define, limit, prescribe, expand or otherwise alter the scope or intent of this Agreement or in any way affect this Agreement or any provision hereof.

Section 1.04 Interpretation

. Words in the singular number shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof", "herein", and "herewith" and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision unless otherwise stated.

Section 1.05 Governing Law; Jurisdiction; Venue

. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the Governing Jurisdiction. Venue for all matters shall be in Salt Lake County, Utah, without giving effect to principles of conflicts of law thereunder. Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States sitting in Salt Lake County, Utah. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 1.06 Construction

. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party drafting any instrument or causing any instrument to be drafted.

Section 1.07 Recitals

. The foregoing recitals are true and correct and are hereby incorporated into this Agreement as if set forth at length herein.

Article II
REPRESENTATIONS AND WARRANTIES OF INDEMNITOR

The Indemnitor represents and warrants to the Indemnitees, at and as of the Closing Date (as defined in the License and Distribution Agreement), all of the following:

Section 2.01 **Formation, Authority, etc**.

(a) Indemnitor has the power and authority to enter into and to perform its obligations hereunder and to carry out the terms hereof;

(b) the execution, delivery and performance by Indemnitor of this Agreement does not require any other approval or consent;

(c) this Agreement is in full force and effect, has been duly executed and delivered by, or on behalf of, Indemnitor, by an authorized person, and constitutes the valid and binding obligation of Indemnitor, enforceable against Indemnitor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d) the execution, delivery and performance by Indemnitor of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of, breach of or default under any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, law, ordinance, rule or regulation applicable to it.

Article III
COVENANTS OF INDEMNITOR

Section 3.01 **Notice of Claims or Liens**

. Indemnitor will notify Wren, Inc. and each applicable Indemnitee, in writing, promptly upon learning of any existing, pending or threatened Third Party Claims.

Article IV
INDEMNIFICATION BY INDEMNITOR

Section 4.01 **Indemnification**

. Indemnitor hereby agrees to indemnify, defend and hold harmless each Indemnitee from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) based upon, arising out of or otherwise due to any inaccuracy in, or any breach of, any representation, warranty, covenant or agreement of Wren, Inc. contained in the License and Distribution

Agreement or in any document or other writing delivered pursuant to the License and Distribution Agreement or any other Contract Document (collectively, the "Losses"). Furthermore, Indemnitor agrees to pay all such Losses as they are incurred.

Section 4.02 Subsequent Events

. Indemnitor's liability hereunder shall be unaffected by (i) any amendment or modification of the provisions of the License and Distribution Agreement, or any other Contract Document, (ii) any extensions of time for performance required by the License and Distribution Agreement or any other Contract Document, (iii) the release (in whole or in part) from performance or observance of any of the agreements, covenants, terms or conditions contained in the License and Distribution Agreement or this Agreement by operation of law or otherwise, whether made with or without notice to Indemnitor, or (iv) any exculpatory provision in the License and Distribution Agreement or any other Contract Document.

Section 4.03 Defenses

. Indemnitor shall not claim that Indemnitor has any defense to its obligations hereunder other than performance of such obligations in accordance with the terms of this Agreement or the non-existence of a default of such obligations. Indemnitor indemnifies the Indemnitees against loss, cost or expense incurred by reason of the assertion by Indemnitor of any defense to its obligations hereunder except the non-existence of a default by Indemnitor.

Article V
MISCELLANEOUS

Section 5.01 Survival

. The representations, warranties, covenants, conditions and indemnities contained in this Agreement shall continue after and survive the execution and delivery of this Agreement for a period of two (2) years or the applicable statute of limitations period, whichever is longer.

Section 5.02 Reliance

. The Indemnitees are entitled to rely upon each and every representation and warranty contained in this Agreement notwithstanding any independent investigations by the Indemnitees or their respective beneficiaries, trustees, agents or representatives and no such independent investigations nor the results of any such investigations shall be the basis of any defense of Indemnitor's obligations hereunder.

Section 5.03 Remedies

. Each Indemnitee's rights and remedies against Indemnitor hereunder shall be in addition to and not in lieu of all other rights and remedies of the Indemnitees at law or in equity.

Section 5.04 Notices

. Unless otherwise specifically provided, all notices, demands, consents, approvals

or other communications (collectively, "Notices") which are permitted or required to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested. Notices shall be deemed given when so delivered personally or if mailed by certified mail, three (3) days after deposit with the United States Postal Service. Any party may provide Notice to the other(s) in the manner provided herein in order to designate a new address to which Notices shall thereafter be delivered or mailed.

If to Wren, Inc., to:	Wren, Inc. 235 West Sego Lily Drive Second Floor Sandy, UT 84070 Fax: (801) 990-1995 Attn: Teri Sundh
With copies to:	Ronald N. Vance Attorney at Law 1656 Reunion Avenue, Suite 250 South Jordan, Utah 84095 Fax: (801) 446-8803
If to Indemnitor, to:	Tryant, LLC 1608 West 2225 South Woods Cross, UT 84087 Fax: (801) 401-7256
With Copies to:	Cletha A. Walstrand Attorney at Law 1322 West Pachua Circle Ivins, UT 84738 Fax: (435) 688-7318

Section 5.05 Successors and Assigns

. This Agreement shall be binding upon the Indemnitor and the heirs, successors, assigns and legal representatives of the Indemnitor and shall inure to the benefit of the Indemnitees and the successors and assigns of each respective Indemnitee.

Section 5.06 Conflict

. To the extent there is any conflict between the provisions of this Agreement and the Exchange Agreement or the other Contract Documents, the terms of this Agreement shall control.

Section 5.07 No Waiver

. No delay, forbearance or neglect by the Indemnitees in the enforcement of any of

the conditions of this Agreement or any of the Indemnitees rights or remedies hereunder shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or any consent required hereunder, shall be effective unless made in writing signed by or on behalf of the party to be charged with such waiver. No waiver shall be or be deemed to be a continuing waiver or waiver in respect of any subsequent condition, breach or default, either of a similar or different nature, unless expressly so stated in such writing by the Indemnitees.

Section 5.08 Amendment

. No amendment, change, modification or addition to this Agreement or any part hereof shall be effective unless made in writing and signed by or on behalf of each party to be charged therewith.

Section 5.09 Counterparts

. This Agreement may be executed in two (2) or more counterparts, including by facsimile, each of which shall for all purposes be deemed to constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto.

Section 5.10 Severability

. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

Section 5.12 Attorney's Fees

. In the event any Indemnitee shall bring any action to enforce or protect any of its rights under this Agreement, such Indemnitee shall be entitled to recover from Indemnitor, in addition to all costs and expenses incurred and any damages suffered, its reasonable attorneys' fees and costs incurred in connection therewith.

Section 5.13 Entire Agreement

. This instrument contains and constitutes the entire agreement of the parties hereto regarding the subject matter hereof, and supersedes all prior agreements, written or oral, between the parties regarding the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Indemnification Agreement on the date first above written.

Wren, Inc.

By: ___________________________
Name:
Title:

INDEMNITOR:

TRYANT, LCC

By:___________________________
Name:
Title: